Exhibit 99.1

Ferrellgas Partners, L.P. Reports Results for Third Quarter Fiscal 2016

OVERLAND PARK, Kan., June 8, 2016 — Ferrellgas Partners, L.P. (NYSE:FGP) (“Ferrellgas” or the “Company”) today reported financial results for its third fiscal quarter ended April 30, 2016. The Company reported Net earnings attributable to Ferrellgas Partners, L.P. of $18.7 million, compared to $35.8 million for the quarter ended April 30, 2015.

Adjusted EBITDA was $108.0 million, an increase of 12% over the same quarter last year, including $25.2 million of Adjusted EBITDA from the Bridger Logistics acquisition which was completed in June of 2015.

“Like many in our industry, we continue to be impacted by the extremely warm temperatures nationwide, and the downturn in the commodities market, including lower crude oil prices and project delays and cancellations,” said Stephen L. Wambold, President and Chief Executive Officer. “We experienced an average of 18% warmer weather than normal during the quarter, which reduced heating needs across all our geographies and significantly drove down propane segment volumes and revenues. Notwithstanding these operating conditions, we are pleased to have delivered a 12% year-over-year increase in Adjusted EBITDA.”

Mr. Wambold continued, “Bridger continues to perform well, providing gross profits and adjusted EBITDA in our third quarter that more than offset decreases in our water solutions and propane segments. Importantly, we remain focused on reducing expenses and continue to evaluate value-enhancing organic and external growth opportunities to drive growth and mitigate the impact of the challenging operating environment. We expect our distributable cash flow coverage to rebound to more than 1.0x by the end of 2016, with leverage dropping below 5.0x. We continue to execute against our strategic plan and remain confident that we have the initiatives in place to create value for all Ferrellgas unitholders.”

Continued strong expense controls in the Propane and related equipment sales segment and strong results from the Midstream Crude Oil segment helped offset the impact of elevated temperatures, which were 18% warmer than normal and 21% warmer than the prior year period.

Even though there were strong expense controls, due to the Bridger Transaction, Operating expense and General and administrative expense for the third fiscal quarter increased to $115.1 million and $12.4 million respectively.

Interest expense totaled $34.4 million for the third fiscal quarter, compared to $23.5 million in the prior year period, primarily due to $500 million of notes issued in connection with the Bridger acquisition in June 2015.

Net earnings for the quarter were $18.9 million, or $0.19 per common unit, compared to net earnings of $36.2 million, or $0.43 per common unit, in the prior year period. The decrease in net earnings is primarily due to the impact of warm weather on our propane and related equipment sales segment and the increases in Depreciation and amortization expense and interest expense both primarily related to the acquisition of Bridger.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 29, 2015. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2015, in the Form 10-Q of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the quarters ended October 31, 2015, January 31, 2016 and April 30, 2016 and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Jack Herrold, Investor Relations

jackherrold@ferrellgas.com or (913) 661-1851

Jim Saladin, Media Relations

jimsaladin@ferrellgas.com or (913) 661-1833

Scott Brockelmeyer, Media Relations

scottbrockelmeyer@ferrellgas.com or (913) 661-1830

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE, NINE AND TWELVE MONTHS ENDED APRIL 30, 2016 AND 2015

(in thousands, except per unit data)

(unaudited)

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2016	2015	2016	2015	2016	2015
Revenues:
Propane and other gas liquids sales	$338,929	$445,667	$961,086	$1,400,895	$1,217,207	$1,751,452
Midstream operations	105,424	5,293	487,427	20,362	574,254	27,797
Other	65,119	81,591	181,343	220,622	220,906	261,660
Total revenues	509,472	532,551	1,629,856	1,641,879	2,012,367	2,040,909

Cost of product sold:
Propane and other gas liquids sales	152,261	253,684	448,841	849,190	576,875	1,073,062
Midstream operations	71,852	1,877	373,899	6,064	444,425	8,034
Other	41,203	57,709	111,425	147,672	134,450	172,411

Gross profit	244,156	219,281	695,691	638,953	856,617	787,402

Operating expense	115,140	106,883	346,584	316,913	461,953	429,474
Depreciation and amortization expense	38,352	23,324	112,698	70,576	140,701	93,007
General and administrative expense	12,354	8,252	36,656	29,701	63,386	40,614
Equipment lease expense	7,244	6,347	21,554	17,674	28,153	22,441
Non-cash employee stock ownership plan compensation charge	9,978	8,566	18,375	16,728	26,360	28,128
Non-cash stock-based compensation charge (a)	1,091	3,271	6,757	19,701	13,038	28,027
Goodwill impairment charge	—	—	29,316	—	29,316	—
Loss on disposal of assets	5,779	2,203	23,220	4,578	25,741	7,638

Operating income	54,218	60,435	100,531	163,082	67,969	138,073

Interest expense	(34,371)	(23,510)	(102,889)	(71,797)	(131,488)	(93,927)
Other income (expense), net	331	212	(89)	(415)	(24)	(1,392)

Earnings (loss) before income taxes	20,178	37,137	(2,447)	90,870	(63,543)	42,754

Income tax expense (benefit)	1,260	917	1,446	1,448	(317)	1,573

Net earnings (loss)	18,918	36,220	(3,893)	89,422	(63,226)	41,181

Net earnings (loss) attributable to noncontrolling interest (b)	233	408	88	1,027	(470)	581

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	18,685	35,812	(3,981)	88,395	(62,756)	40,600

Less: General partner’s interest in net earnings (loss)	187	358	(40)	884	(628)	406

Common unitholders’ interest in net earnings (loss)	$18,498	$35,454	$(3,941)	$87,511	$(62,128)	$40,194

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$0.19	$0.43	$(0.04)	$1.06	$(0.64)	$0.49

Weighted average common units outstanding	98,002.7	82,717.6	98,911.2	82,536.1	96,899.5	82,200.8

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2016	2015	2016	2015	2016	2015

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$18,685	$35,812	$(3,981)	$88,395	$(62,756)	$40,600
Income tax expense (benefit)	1,260	917	1,446	1,448	(317)	1,573
Interest expense	34,371	23,510	102,889	71,797	131,488	93,927
Depreciation and amortization expense	38,352	23,324	112,698	70,576	140,701	93,007
EBITDA	92,668	83,563	213,052	232,216	209,116	229,107
Non-cash employee stock ownership plan compensation charge	9,978	8,566	18,375	16,728	26,360	28,128
Non-cash stock based compensation charge (a)	1,091	3,271	6,757	19,701	13,038	28,027
Goodwill impairment charge	—	—	29,316	—	29,316	—
Loss on disposal of assets	5,779	2,203	23,220	4,578	25,741	7,638
Other income (expense), net	(331)	(212)	89	415	24	1,392
Change in fair value of contingent consideration (included in operating expense)	—	—	(100)	(6,300)	(100)	(1,300)
Severance costs ($396 and $1,201 included in operating costs for the three and nine months ended period April 30, 2016 and $73 and $124 included in general and administrative costs for the three and nine months ended period April 30, 2016)	469	—	1,325	—	1,325	—
Litigation accrual and related legal fees associated with a class action lawsuit (included in general and administrative expense)	—	83	—	806	—	1,133
Unrealized (non-cash) losses (gains) on changes in fair value of derivatives	(1,915)	(1,609)	2,993	(1,609)	7,014	(1,609)
Acquisition and transition expenses (included in general and administrative expense)	14	—	99	—	16,472	—
Net earnings (loss) attributable to noncontrolling interest (b)	233	408	88	1,027	(470)	581
Adjusted EBITDA (c)	107,986	96,273	295,214	267,562	327,836	293,097
Net cash interest expense (d)	(32,849)	(22,422)	(99,256)	(68,599)	(126,807)	(90,778)
Maintenance capital expenditures (e)	(4,159)	(5,151)	(13,588)	(14,863)	(18,337)	(19,191)
Cash paid for taxes	(427)	(67)	(432)	(333)	(811)	(746)
Proceeds from asset sales	3,096	1,331	5,972	4,060	7,817	5,317
Distributable cash flow to equity investors (f)	73,647	69,964	187,910	187,827	189,698	187,699
Distributable cash flow attributable to general partner and non-controlling interest	1,473	1,400	3,758	3,757	3,793	3,754
Distributable cash flow attributable to common unitholders	72,174	68,564	184,152	184,070	185,905	183,945
Less: Distributions paid to common unitholders	50,267	41,359	151,933	124,074	193,292	164,688
Distributable cash flow excess/(shortage)	$21,907	$27,205	$32,219	$59,996	$(7,387)	$19,257

Propane gallons sales
Retail - Sales to End Users	164,713	178,583	465,146	518,726	555,201	611,942
Wholesale - Sales to Resellers	58,645	67,823	169,992	211,068	228,989	272,616
Total propane gallons sales	223,358	246,406	635,138	729,794	784,190	884,558

Salt water volume - Midstream operations (barrels processed)	4,024	4,515	12,980	13,234	16,781	15,734
Crude oil hauled - Midstream operations (barrels)	16,215		64,824		75,271
Crude oil sold - Midstream operations (barrels)	1,866	53	4,969	175	5,290	226

(a)              Non-cash stock-based compensation charges consist of the following:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2016	2015	2016	2015	2016	2015
Operating expense	$131	$621	$883	$4,233	$1,825	$6,065
General and administrative expense	960	2,650	5,874	15,468	11,213	21,962
Total	$1,091	$3,271	$6,757	$19,701	$13,038	$28,027

(b)              Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)               Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., income tax expense (benefit), interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, goodwill impairment charge, loss on disposal of assets, other income (expense), net, change in fair value of contingent consideration, severance costs, litigation accrual and related legal fees associated with a class action lawsuit, unrealized (non-cash) losses (gains) on changes in fair value of derivatives, acquisition and transition expenses and net earnings (loss) attributable to noncontrolling interest.  Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)              Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)               Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)                Management considers distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

The following table includes a reconciliation of forecasted net earnings atttributable to Ferrellgas Partners, L.P. to forecasted Adjusted EBITDA for the fiscal year ending July 31, 2016.

Forecast Fiscal Year Ending July 31, 2016

Net loss attributable to Ferrellgas Partners, L.P. (estimate) (g)	(14,500)
Interest expense (estimate)	136,000
Income tax expense (estimate)	300
Depreciation and amortization expense (estimate)	150,100
Non-cash employee stock ownership plan compensation charge (estimate)	27,400
Non-cash stock based compensation charge (estimate)	13,000
Loss on disposal of assets (estimate)	24,650
Change in fair value of contingent consideration (included in operating expense)	(100)
Severance costs	1,350
Goodwill impairment charge	29,300
Adjusted EBITDA (h)	367,500

(g)               Represents estimated net loss attributable to Ferrellgas Partners, L.P. after adjusting for change in fair value of gains and losses on commodity and interest rate derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on these instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices and interest rates which cannot be forecasted.

(h)              Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2016.

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	April 30, 2016	July 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$6,266	$7,652
Accounts and notes receivable, net (including $134,538 and 123,791 of accounts receivable pledged as collateral at April 30, 2016 and July 31, 2015, respectively)	192,704	196,918
Inventories	87,739	96,754
Prepaid expenses and other current assets	35,857	64,285
Total Current Assets	322,566	365,609

Property, plant and equipment, net	981,453	965,217
Goodwill	446,333	478,747
Intangible assets, net	551,372	580,043
Other assets, net	70,280	74,440
Assets held for sale	845	—
Total Assets	$2,372,849	$2,464,056

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$78,063	$83,974
Short-term borrowings	9,071	75,319
Collateralized note payable	77,000	70,000
Other current liabilities	161,394	180,687
Total Current Liabilities	325,528	409,980

Long-term debt (a)	1,960,331	1,804,392
Other liabilities	33,347	41,975
Contingencies and commitments

Partners’ Capital:
Common unitholders (98,002,665 and 100,376,789 units outstanding at April 30, 2016 and July 31, 2015, respectively)	122,740	299,730
General partner unitholder (989,926 and 1,013,907 units outstanding at April 30, 2016 and July 31, 2015, respectively)	(58,829)	(57,042)
Accumulated other comprehensive loss	(12,709)	(38,934)
Total Ferrellgas Partners, L.P. Partners’ Capital	51,202	203,754
Noncontrolling Interest	2,441	3,955
Total Partners’ Capital	53,643	207,709
Total Liabilities and Partners’ Capital	$2,372,849	$2,464,056

(a)                                 The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.